EXHIBIT 99.1
RISK FACTORS

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

         The Company's business can be subject to seasonal influences. The POS dealers and systems integrators that the Company has acquired to date have typically had lower revenues in the quarters ending March 31 and December 31; however, the Company's quarterly operating results are affected by a number of other factors, many of which are beyond the Company's control. A substantial portion of the Company's backlog is typically scheduled for delivery within 90 days. Delivery dates for products sold by the Company are subject to change due to customers changing the required installation date of a retail automation solution system. The changing of such delivery dates by customers can be caused by inclement weather, contractor delays, financing concerns and/or holidays. Quarterly sales and operating results, therefore, depend in large part on customer-driven delivery dates, which are subject to change. In addition, a significant portion of the Company's operating expenses is relatively fixed in nature and planned expenditures are based in part on anticipated orders. It is these fixed in nature expenses that the Company's cost reduction measures are attempting to control. Any inability to adjust spending quickly enough to compensate for any revenue shortfall may magnify the adverse impact of such revenue shortfall on the Company's business, results of operations, financial condition and cash flows. The Company believes that due to these factors, quarterly results may fluctuate accordingly; therefore, there can be no assurance that results in a specific quarter are indicative of future results.

         In addition, quarterly results in the future may be materially affected by the timing and magnitude of acquisitions and costs related to such acquisitions, the timing and extent of staffing additions at corporate headquarters necessary to integrate acquired companies and support future growth and general economic conditions. Therefore, due to these factors and the factors stated above, results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent quarter or for a full year.

ADDITIONAL FACTORS THAT MAY AFFECT FUTURE RESULTS

         THIS QUARTERLY REPORT ON FORM 10-Q CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT ARE BASED ON CURRENT EXPECTATIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IN ADDITION, THE COMPANY MAY FROM TIME TO TIME MAKE ORAL FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY MATERIALLY AFFECT REVENUES, EXPENSES AND OPERATING RESULTS INCLUDE, WITHOUT LIMITATION, THE SUCCESS OF THE COMPANY'S OPERATING SUBSIDIARIES; THE IMPACT OF THE COMPANY'S ACQUISITION STRATEGY AND THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE AND MANAGE THE ACQUIRED SUBSIDIARIES; THE ABILITY OF THE COMPANY TO OBTAIN FUTURE FINANCING ON ACCEPTABLE TERMS; AND SUBSEQUENT CHANGES IN BUSINESS STRATEGY OR PLAN.

         LIMITED OPERATING HISTORY. The Company was founded in April 1996. In the four full years that the Company has operated, the Company has incurred losses. The ability of the Company to become profitable will be dependent on the Company's ability to control operating costs better than the historical performance and to improve on the historical pretax profits of the acquired dealers. There can be no assurance that the Company will be able to implement successfully its strategic plan, to generate sufficient revenue to meet its expenses or to achieve or sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         CONSIDERATION FOR ACQUIRED COMPANIES EXCEEDS ASSET VALUE. Valuations of the companies acquired by the Company have not been undertaken based on independent appraisals, but have been determined through arm's-length negotiations between the Company and representatives of such companies. The consideration for each such company has been based primarily on the judgment of management as to the value of such company as a going concern and not on the book value of the acquired assets. Valuations of these companies determined solely by appraisals of the acquired assets may have been less than the consideration paid for the companies. No assurance can be given that the future performance of such companies will be commensurate with the consideration paid. Specifically, during the fourth quarter of 1997, the Company recorded a goodwill write-down for approximately $1,871,000, which consisted of $1,442,000 related to Smyth Systems, $419,000 related to CRI and $10,000 related to its other subsidiaries. No assurance can be given that the facts and circumstances surrounding the write-down will not occur in the future. Moreover, the Company has incurred and expects to incur significant amortization charges resulting from consideration paid in excess of the book value of the assets of the companies acquired and companies which may be acquired in the future.

         SUBSTANTIAL COMPETITION. The POS industry is highly fragmented and competitive. Competitive factors within the industry include product prices, quality of products, service levels, and reputation and geographical location of dealers. The Company primarily competes with independent POS dealers and some of these dealers may have greater financial resources available to them than does the Company. In addition, there are original equipment manufacturers of POS equipment that compete in certain product areas. The Company's ability to make acquisitions will also be subject to competition. The Company believes that, during the next few years, POS dealers may seek growth through consolidation with entities other than the Company. In addition, no assurance can be given that the major manufacturers will not choose to effect or expand the distribution of their products through their own wholesale organizations or effect distribution directly to many of the retail accounts of the Company in the markets served by the Company or to open territories permitting free accessibility for any dealer who may have greater financial resources than the Company. Any of these developments could have a material adverse effect on the Company's business, results of operations, financial condition and cash flows.

         SUBSTANTIAL FLUCTUATIONS IN FUTURE OPERATING RESULTS. The Company may experience substantial fluctuations in its annual and quarterly operating results in future periods. The Company's operating results are affected by a number of factors, many of which are beyond the Company's control. A substantial portion of the Company's backlog is typically scheduled for delivery within 90 days. Delivery dates for products sold by the Company are subject to change due to customers changing the required installation date of an automation retail solution system. The changing of such delivery dates is beyond the Company's control. Quarterly sales and operating results therefore depend in large part on customer-driven delivery dates, which are subject to change. In addition, a significant portion of the Company's operating expenses is relatively fixed in nature and planned expenditures are based in part on anticipated orders. Any inability to adjust spending quickly enough to compensate for any revenue shortfall may magnify the adverse impact of such revenue shortfall on the Company's results of operations.

         EFFECT OF RECURRING LOSSES. During the three months reflected herein the Company has experienced significant and recurring losses. Currently the Company is operating with negative working capital. If the Company is unable to reverse this trend it could have a material impact on its ability to continue to acquire equipment from its suppliers. The Company has initiated cost reduction and workforce reduction measures that it believes will have a positive effect on that trend. In addition, the Company has entered into a merger agreement with Registry Magic that, as discussed earlier, it believes will improve its opportunities to attract additional capital and debt funding. No assurances can be given that the company will be successful in its plans.

         DEPENDENCE ON MANUFACTURERS. A substantial portion of the Company's total revenue is and will be derived from the sale of POS systems, ECRs and related equipment, none of which are manufactured by the Company. The Company's business is dependent upon close relationships with manufacturers of POS equipment and the Company's ability to purchase equipment in the quantities necessary and upon competitive terms so that it will be able to meet the needs of its end user customers. For the quarter ended March 31, 2001, the Company purchased its hardware principally from three main vendors, Panasonic, ERC, a distributor of Panasonic products, and NCR. Sales of Panasonic, ERC and NCR products accounted for approximately 26% and 20% of net revenue for the three months ended March 31, 2001and 2000. During 2001, the Company experienced some delivery delays from manufacturers due to cash flows. In particular, the Company had its credit line with several manufacturers reduced or suspended until such time the Company became current. There can be no assurance that the relationships with these manufacturers will continue or that the Company's supply requirements can be met in the future. The Company's inability to obtain equipment, parts or supplies on competitive terms from its major manufacturers could have a material adverse effect on the Company's business, results of operations, financial condition and cash flows.

         FIXED FEE CONTRACTS. Many of the Company's service contracts are fixed fee contracts pursuant to which the customer pays a specified fee for the Company's performance of all necessary maintenance and remedial services during the contract's term. Under these agreements, the Company is responsible for all costs incurred in maintaining and repairing the equipment, including the cost of replacement parts, regardless of actual costs incurred. The Company may also be required to carry an inventory of backup equipment and replacement parts and the Company's inability sustain sufficient inventory due to cash flows may impact the Company's future revenue. Accordingly, the Company can incur losses from fixed fee contracts if the actual cost of maintaining or repairing the equipment exceeds the costs estimated by the Company or the loss of maintenance revenue due to the Company's inability to maintain backup and replacement parts inventory.

         POTENTIAL INABILITY TO MARKET NEWLY DEVELOPED PRODUCTS. The technology of POS systems, ECRs, VARs and related equipment is subject to technological changes mainly related to software. There can be no assurance that the Company's existing manufacturers will be able to supply competitive new products or achieve technological advances necessary to remain competitive in the industry. Further, there can be no assurance that the Company will be able to obtain the necessary authorizations from manufacturers to market any newly developed equipment or software.

         RELIANCE ON KEY PERSONNEL. The Company has, in the past, relied on the expertise of the senior management of the dealers acquired. Some of this management is no longer actively involved with the Company. In addition, the Company has restructured its operations and has made appointments accordingly. The Company is highly dependent on the expertise of these few individuals to execute the Company's strategy. In addition, competition for highly qualified, computer and systems personnel is intense, and the loss of any executive officer or other key employee, or the failure to attract and retain other skilled employees, could have a material adverse effect upon the Company's business, results of operations or financial condition.

         VOLATILITY OF STOCK PRICE. The stock market from time to time experiences significant price and volume fluctuations that are unrelated to the operating performance of the particular companies. These broad market fluctuations may materially adversely affect the market price of the Company's common stock. In addition, the market price of the Company's common stock has been and may continue to be highly volatile. Factors such as possible fluctuations in the Company's business, results of operations or financial condition, failure of the Company to meet expectations of security analysts and investors, announcements of new acquisitions, the timing and size of acquisitions, the loss of suppliers or customers, the announcement of new or terminated supply agreements by the Company or its competitors, changes in regulations governing the Company's operations or its suppliers, the loss of the services of a member of senior management, litigation and changes in general market conditions all could have a material adverse affect on the market price of the Company's common stock.

         RISKS OF LOW-PRICED SECURITIES. The Company was delisted from NASDAQ SmallCap Market on August 3, 1999. The Company's stock currently trades in the over-the-counter market on the OTC Bulletin Board. As a result, unless the Company has average revenues of $6,000,000 for the last three years or net tangible assets of at least $2,000,000 at the end of the fiscal year, the Company's common stock would be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, since quoted price fell below $5.00 per share, the rule affects the ability of broker-dealers to sell the Company's securities and also affects the ability of shareholders to sell their shares in the secondary market. As of May 9, 2001 the closing price of the common stock was $1.04.

         INDEMNIFICATION AND LIMITATION OF LIABILITY. The Company's Certificate of Incorporation (the "Certificate') and Bylaws include provisions that eliminate the directors' personal liability for monetary damages to the fullest extent possible under Delaware Law or other applicable law (the "Director Liability Provision"). The Director Liability Provision eliminates the liability of directors to the Company and its stockholders for monetary damages arising out of any violation by a director of his fiduciary duty of due care. Under Delaware Law, however, the Director Liability Provision does not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or
(iv) any transaction from which the director derived an improper benefit. The Director Liability Provision also does not affect a director's liability under the federal securities laws or the recovery of damages by third parties.

         RESTRICTIONS ON THE COMPANY'S ABILITY TO ENTER INTO CERTAIN TRANSACTIONS. On December 17, 1997, the Company obtained a new line of credit. Pursuant to the terms of the Company's line of credit, the Company is prohibited for engaging in certain transactions without first obtaining the written consent of the lender. Such transactions include, but are not limited to: (i) acquiring or sell any assets over $50,000; (ii) selling or transferring any collateral under the line credit, except for sale of items in the Company's finished inventory in the ordinary course of business; (iii) selling of inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (iv) any other transaction outside the ordinary course of business. No assurance can be given that these restrictions will not impact the Company's ability to conduct business in the future. It does not however prohibit or restrict the Company from acquiring other companies (including acquisitions for amounts greater than $50,000) pursuant to its acquisition strategy.